Exhibit 99.1

ANCESTRY.COM INC. REPORTS Q2 2012 FINANCIAL RESULTS

– Q2 Total Revenue $119 million, up 18% year-over-year –

– Raises Full-Year Revenue and Earnings Guidance –

PROVO, Utah, July 25, 2012 – Ancestry.com Inc. (Nasdaq:ACOM), the world’s largest online family history resource, reported today financial results for the second quarter ended June 30, 2012.

“Ancestry.com delivered outstanding results in the second quarter, with all key metrics outperforming our expectations,” said Tim Sullivan, Chief Executive Officer. “Highlights include surpassing the two million subscriber milestone; commencing the digitization and indexing of the 1940 U.S. census data, around which we have built a great package of features and tools; and a successful launch of our DNA offering, where the initial response has been terrific. We believe we are positioned for a great second half of 2012, both financially and through the continued investment and good progress we are making across our key product initiatives.”

Ancestry.com Web Sites Highlights

•	Subscribers totaled approximately 2,005,000 as of June 30, 2012, a 20% increase over the end of the second quarter of 2011 and a 7% increase from the end of the first quarter of 2012.

•	Gross subscriber additions were 361,000 in the second quarter of 2012, compared to 322,000 in the second quarter of 2011 and 390,000 in the first quarter of 2012.

•	Monthly churn[1] was 3.4% in the second quarter of 2012, compared to 4.6% in the second quarter of 2011 and 3.6% in the first quarter of 2012.

•	Subscriber acquisition cost[2] in the second quarter of 2012 was $81.49, compared to $81.23 in the second quarter of 2011 and $88.11 in the first quarter of 2012.

•	Average monthly revenue per subscriber[3] in the second quarter of 2012 was $18.84, compared to $18.88 in the second quarter of 2011 and $18.49 in the first quarter of 2012.

Second Quarter 2012 Financial Highlights

•	Total revenue for the second quarter of 2012 was $119.1 million, an increase of 18% over $101.3 million in the second quarter of 2011.

•	Operating income for the second quarter of 2012 was $29.4 million, compared to $26.5 million in the second quarter of 2011.

•

Adjusted EBITDA[4] for the second quarter of 2012 was $42.9 million, compared to $38.4 million in the second quarter of 2011. Adjusted EBITDA margin for the second quarter of 2012 was 36.0%, compared to 37.9% in the second quarter of 2011.

[1]

Monthly churn is a measure representing the number of subscribers to the Ancestry.com Web sites that cancel in the quarter divided by the sum of beginning subscribers and gross subscriber additions during the quarter. To arrive at monthly churn, the results are divided by three.

[2]

Subscriber acquisition cost is external marketing and advertising expense associated with the Ancestry.com Web sites, divided by gross subscriber additions to the Ancestry.com Web sites in the quarter.

[3]

Average monthly revenue per subscriber is total subscription revenues earned in the quarter from subscriptions to the Ancestry.com Web sites divided by the average number of subscribers in the quarter, divided by three. The average number of subscribers for the quarter is calculated by taking the average of the beginning and ending number of subscribers for the quarter.

•	Net income was $20.0 million, or $0.44 per fully diluted share, for the second quarter of 2012 compared to $16.6 million, or $0.33 per fully diluted share, in the second quarter of 2011.

•	Free cash flow[5] totaled $16.3 million for the second quarter of 2012 compared to $27.1 million for the second quarter of 2011.

•	Cash and cash equivalents totaled $69.6 million as of June 30, 2012.

Recent Business Highlights

•	The Company surpassed the 2 million subscriber milestone.

•	The Company launched AncestryDNA May 3, 2012 providing Ancestry subscribers the ability to genetically understand their ethnicity, find recent common ancestors, and communicate with genetic cousins.

•	The Company initiated the roll out of the 1940 US Census, processed 3.2 million images and over 130 million records.

•	The Company ended the quarter with approximately 10.4 billion records; new collections included:

•	1940 Census state index roll out of 11 states and as of today a total of 26 states

•	Almost 13 million records of the UK National Probate Calendar –the only comprehensive English and Welsh probates (wills) collection

•	Completed the publication of the entire 1911 England & Wales census, making more than 36 million records searchable

•	14 million UK Land Tax records

•	Assembled the Titanic Anniversary Collection; bringing together archives from the US, UK, and Canada, including passenger lists, crew lists, gravestone inscriptions, and photographs for the first time

•

The Company continued making refinements and improvements to its “hinting” capability, which allowed subscribers persistent hinting across the site header and menu bar, and created a hints widget within specific content collections.

•	The Company allowed Google search engines to crawl the 1940 census driving natural searches and qualified traffic to the Ancestry site.

•	The Company continued development on its Facebook app by launching a beta version allowing subscribers to add living family members and Facebook photos to their Ancestry trees.

Business Outlook

The Company’s financial and operating expectations for the third quarter and full year 2012 are as follows:

Third Quarter 2012

•	Revenue in the range of $122.0 to $125.0 million

•	Adjusted EBITDA excluding DNA investment[6] of $49.3 to $51.8 million

•	DNA investment of $2.5 to $3 million

•	Adjusted EBITDA in the range of $46.5 to $49.0 million

•	Ending subscribers in the range of 2,000,000 to 2,020,000

Full Year 2012

•	Revenue in the range of $473.0 to $480.0 million

•	Adjusted EBITDA excluding DNA investment[6] of $181.5 to $186.5 million

[4]

Adjusted EBITDA is defined as net income plus other expense, net; income tax expense; non-cash charges including depreciation, amortization, impairment of intangible assets and stock-based compensation expense; and certain non-recurring (income) expenses.

[5]	Free cash flow subtracts from adjusted EBITDA capitalization of content databases, purchases of capital and equipment and cash paid for income taxes and interest.
[6]	Assumes mid-point of planned DNA investment

•	DNA investment of $10 to $13 million

•	Adjusted EBITDA in the range of $170.0 to $175.0 million

•	Ending subscribers of approximately 2,000,000 to 2,020,000

Conference Call & Webcast

Ancestry.com will host a conference call with analysts and investors today at 3:00 p.m. MT (5:00 p.m. ET). An accompanying slide presentation and a live webcast of the conference call will be available at the investor relations section of the Ancestry.com Web site, http://ir.ancestry.com/ under Events and Presentations. Participants can also access the conference call by dialing 719-325-2214 approximately ten minutes prior to the start time.

A replay of the call will be available approximately two hours after the call has ended and will be available through Wednesday, August 1, 2012. To access the replay, dial 719-457-0820 and enter the replay passcode 4191216. The webcast replay will also be available for 12 months on the investor relations section of the Ancestry.com Web site, http://ir.ancestry.com/, under Events and Presentations.

Use of Non-GAAP Measures

The Company believes that adjusted EBITDA and free cash flow are useful measures of operating performance because they exclude items that the Company does not consider indicative of its core performance. In the case of adjusted EBITDA, net income is adjusted for such expenses as interest, income taxes, stock-based compensation and certain non-cash and non-recurring items. Free cash flow subtracts from adjusted EBITDA the capitalization of content databases, purchases of property and equipment and cash paid for income taxes and interest. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP. A reconciliation to the GAAP equivalents of these non-GAAP measures is contained in tabular form on the attached unaudited summary financial statements.

The Company uses adjusted EBITDA and free cash flow as measures of operating performance; for planning purposes, including the preparation of the annual operating budget; to allocate resources to enhance the financial performance of its business; to evaluate the effectiveness of its business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of its results with those of other companies; and in communications with its board of directors concerning its financial performance. The Company also uses adjusted EBITDA and has used free cash flow as factors when determining the incentive compensation pool.

About Ancestry.com

Ancestry.com Inc. (Nasdaq:ACOM) is the world's largest online family history resource, with approximately 2 million paying subscribers. More than 10 billion records have been added to the site in the past 15 years. Ancestry users have created more than 38 million family trees containing approximately more than 4 billion profiles. In addition to its flagship site, Ancestry.com offers several localized Web sites designed to empower people to discover, preserve and share their family history

Forward-looking Statements

This press release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause the Company’s actual results, levels of activity, performance, or achievements to be materially different from those anticipated in these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “appears,” “may,” “designed,” “expect,” “intend,” “focus,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “should,” “continue” or “work” or the negative of these terms or other comparable terminology. These statements include statements describing the Company’s subscriber base, its reach, its activities to enhance subscribers’ experience and deliver product innovations and enhancements, improved features and tools, its activities to develop and promote its products (including DNA services), its business outlook, its leadership position and its opportunities and prospects for growth, including growth in revenues, adjusted EBITDA and number of subscribers. These forward-looking statements are based on information available to the Company as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the Company’s control. In particular, such risks and uncertainties include the Company’s continued ability to attract and retain subscribers; its continued ability to acquire content and make it available online; its ability to add tools and features and provide value to satisfy customer demand; difficulties encountered in integrating acquired businesses and retaining customers; the timing and amount of investments in the Company’s DNA service; market conditions; the Company’s common stock price; the availability of cash and credit; the adverse impact of competitive product announcements; NBC’s failure to renew Who Do You Think You Are?; failure to achieve anticipated revenues and operating performance; changes in overall economic conditions; the loss of key employees; competitors’ actions; pricing and gross margin pressures; inability to control costs and expenses; and significant litigation.

Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, and in discussions in other of our SEC filings.

These forward-looking statements should not be relied upon as representing our views as of any subsequent date and we assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

For more information:

Investors:	Media:
Aaron Felix	Melissa Garrett
(801) 705-7942	(801) 705-7104
afelix@ancestry.com	mgarrett@ancestry.com

Ancestry.com Inc.

Consolidated Balance Sheets

(in thousands)

	June 30, 2012	December 31, 2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$69,615	$48,998
Restricted cash	3,689	1,702
Accounts receivable, net	6,626	7,599
Income tax receivable	8,798	1,763
Deferred income taxes	4,823	4,823
Prepaid expenses and other current assets	7,965	7,945

Total current assets	101,516	72,830
Property and equipment, net	24,694	21,701
Content databases, net	84,199	76,646
Intangible assets, net	22,912	17,594
Goodwill	303,102	302,422
Other assets	4,638	2,656

Total assets	$541,061	$493,849

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,432	$9,817
Accrued expenses	32,442	34,725
Deferred revenues	133,498	108,654
Debt	—	10,000

Total current liabilities	175,372	163,196
Deferred income taxes	16,539	14,925
Other long-term liabilities	6,537	5,219

Total liabilities	198,448	183,340
Commitments and contingencies
Stockholders’ equity:
Common stock	49	48
Additional paid-in capital	386,492	374,948
Treasury stock	(175,000)	(162,168)
Accumulated other comprehensive income	431	564
Retained earnings	130,641	97,117

Total stockholders’ equity	342,613	310,509

Total liabilities and stockholders’ equity	$541,061	$493,849

Ancestry.com Inc.

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Revenues:	(unaudited)		(unaudited)
Subscription revenues	$113,037	$96,707	$215,633	$181,890
Product and other revenues	6,041	4,601	11,981	10,446

Total revenues	119,078	101,308	227,614	192,336
Costs of revenues:
Cost of subscription revenues	16,403	14,111	32,697	27,998
Cost of product and other revenues	3,584	1,841	6,369	3,669

Total cost of revenues	19,987	15,952	39,066	31,667

Gross profit	99,091	85,356	188,548	160,669
Operating expenses:
Technology and development	18,778	14,242	35,405	27,910
Marketing and advertising	34,944	30,250	74,493	64,058
General and administrative	12,733	10,111	23,375	19,468
Amortization of acquired intangible assets	3,224	4,297	5,785	8,567

Total operating expenses	69,679	58,900	139,058	120,003

Income from operations	29,412	26,456	49,490	40,666
Other expense, net	(54)	(429)	(15)	(536)

Income before income taxes	29,358	26,027	49,475	40,130
Income tax expense	(9,381)	(9,470)	(15,951)	(14,602)

Net income	$19,977	$16,557	$33,524	$25,528

Net income per common share
Basic	$0.47	$0.36	$0.78	$0.56

Diluted	$0.44	$0.33	$0.74	$0.51

Weighted average common shares outstanding
Basic	42,758	45,596	42,766	45,484

Diluted	45,469	49,893	45,598	50,082

Reconciliation of adjusted EBITDA and free cash flow to net income:
Net income	$19,977	$16,557	$33,524	$25,528
Other expense, net	54	429	15	536
Income tax expense	9,381	9,470	15,951	14,602
Depreciation	3,606	3,188	7,153	6,452
Amortization	5,811	6,576	10,922	12,982
Stock-based compensation expense	4,056	2,201	7,003	3,926

Adjusted EBITDA	$42,885	$38,421	$74,568	$64,026

Capitalization of content databases	(7,538)	(4,204)	(12,678)	(9,951)
Purchases of property and equipment	(5,024)	(3,693)	(10,117)	(4,418)
Cash paid for interest	(83)	(111)	(200)	(226)
Cash paid for income taxes	(13,904)	(3,282)	(20,524)	(3,557)

Free cash flow	$16,336	$27,131	$31,049	$45,874

Ancestry.com Inc.

Other Data

				Three Months Ended
	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
Total subscribers	2,005,409	1,869,571	1,702,563	1,701,322	1,672,319	1,615,169
Gross subscriber additions	360,685	389,928	219,886	273,979	321,687	424,531
Monthly churn	3.4%	3.6%	3.8%	4.2%	4.6%	3.7%
Subscriber acquisition cost	$81.49	$88.11	$107.88	$93.64	$81.23	$69.56
Average monthly revenue per subscriber	$18.84	$18.49	$18.38	$18.68	$18.88	$18.05